Exhibit (10)(b)
Consent of Independent Auditors




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                          Independent Auditors' Consent

The Board of Directors
The Life Insurance Company of Virginia
  (which, effective January 1, 1999, will be known as GE Life and Annuity
   Assurance Company)
Life of Virginia Separate Account 4
  (which, effective January 1, 1999, will be known as GE Life & Annuity
   Separate Account 4)

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report dated January 6, 1998, contains an explanatory paragraph that states that the effective April 1, 1996, General Electric Capital Corporation acquired all of the outstanding stock of The Life Insurance Company of Virginia in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG PEAT MARWICK LLP

Richmond, VA
December 11, 1998

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                Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Change in Auditors" and to the use of our reports dated February 8, 1996, with respect to the consolidated financial statements and the related financial statement schedules of The Life Insurance Company of Virginia and subsidiaries and Life of Virginia Separate Account 4, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-62695) and related Prospectus of Life of Virginia Separate Account 4 for the registration of an indefinite amount of securities.



/s/ Ernst & Young

Richmond, Virginia
Date  December 11, 1998